UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2021

Frontier Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40304	46-3681866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way Denver, CO 80239
(Address of Principal Executive Offices) (Zip Code)

(720) 374-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2021, Vertical Horizons, Ltd. (“Vertical Horizons”), Frontier Airlines Holdings, Inc. (“FAH”) and Frontier Airlines, Inc. (“Frontier”) executed an omnibus amendment in respect of the financing of pre-delivery payments (“PDPs”) with respect to certain aircraft that Frontier has on order (the “PDP Financing Facility”). The omnibus amendment amended the Sixth Amended and Restated Credit Agreement, dated as of December 22, 2020, by and among Vertical Horizons, as borrower, Citibank, N.A., as facility agent, Citigroup Global Markets, Inc., as arranger, Bank of Utah, not in its individual capacity but solely as security trustee (“Security Trustee”) and the lenders from time to time party thereto (the “Credit Agreement”) to add additional lenders and to increase the maximum commitments under the PDP Financing Facility from $150 million to $200 million. The omnibus amendment also (a) affirmed the guarantee by FAH in favor of the Security Trustee, dated as of December 22, 2020 (the “FAH Guarantee”), and the guarantee by Frontier in favor of the Security Trustee, dated as of December 22, 2020, and (b) removed certain financial covenants under the FAH Guarantee.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: May 6, 2021	By:	/s/ Howard M. Diamond
Howard M. Diamond
General Counsel and Secretary